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                                                                    EXHIBIT 10.6

                              W. P. CAREY & CO. LLC
                         RESTRICTED STOCK UNIT AGREEMENT

          AGREEMENT dated as of January __, 20__, between W. P. Carey & Co. LLC, a Delaware limited liability company (the "Company"), and ___________________ (the "Grantee").

          WHEREAS, the Company desires to grant to the Grantee restricted stock units ("RSUs") under the 1997 Share Incentive Plan, as amended (the "Plan"), and the Long-Term Incentive Program thereunder, providing Grantee with the right to receive a common share of the Company (the "Shares") for each RSU granted to Grantee.

          WHEREAS, the parties to this Agreement wish to provide the terms and conditions upon which the Company will grant RSUs to the Grantee.

          WHEREAS, all capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

          ACCORDINGLY, the parties agree as follows:

          1. Grant of RSUs. The Company hereby grants to the Grantee _______ RSUs subject to the terms of this Agreement. Each RSU represents the right to receive a Share, subject to adjustment as provided in the Plan. RSUs shall not be entitled to voting rights.

          2. Vesting and Payment. (a) The Grantee's rights to any RSU granted under this Agreement shall become fully vested and nonforfeitable at the rate of thirty-three and one-third percent (33 1/3%) per year during which Grantee serves as an employee of the Company or its Affiliates except as described below. February 15 shall be the anniversary date for purposes of this Agreement so that the first 33 1/3% of RSUs shall vest on February 15, 20__. Except as provided in this Agreement, if the Grantee's employment is terminated for any reason prior to the date on which the RSUs become vested and nonforfeitable, the Grantee shall automatically and immediately forfeit any such unvested RSUs.

          (b) Notwithstanding the foregoing, if the Grantee either dies or becomes totally and permanently disabled (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended) while employed by the Company or any Affiliate, the Grantee's rights hereunder shall automatically become fully vested on the date he or she dies or becomes permanently disabled.

          (c) Subject to Section 2(d), if and to the extent earned, one Share shall be paid in satisfaction of each vested RSU as soon as practicable following vesting, but in no event later than 2 1/2 months following the end of the calendar year in which vesting has occurred and the RSU is no longer subject to a substantial risk of forfeiture.

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          (d) If permitted by the Company, Grantee may elect, in accordance with written plans or procedures adopted by the Company from time to time, to defer the distribution of all or any portion of the Shares that would otherwise be distributed to Grantee hereunder pursuant to Section 2 ("Deferred Shares"), or result from dividend payments thereon as provided in Section 3. Any Deferred Shares shall be credited to a bookkeeping account established on Grantee's behalf under the Company's written plans and/or procedures then in effect with respect to such Shares.

          3. Dividend and Distribution Equivalents. With respect to each of the RSUs granted hereunder, each time the Board of the Company shall declare a cash dividend or distribution (or dividend or distribution payable in property other than Shares) with respect to Shares, then provided the record date is on or after the date of this Agreement and before the earliest of the (1) the date on which such RSUs are forfeited, (2) the date on which Shares are recorded or paid in satisfaction of such RSUs pursuant to Section 2(c), or (3) the date on which Shares that would otherwise be distributed to Grantee are converted to Deferred Shares under Section 2(d): a cash payment (or payment of other property) shall be made to the Grantee on the distribution payment date fixed in such declaration equal to the amount of the distribution payable per Share, multiplied by the number of such RSUs held by the Grantee as of the record date fixed in such declaration; provided, however, that the right to payment of such dividend equivalents is contingent upon Grantee's employment by the Company on such payment date.

          4. Change in Control. Upon the occurrence of a Change of Control of the Company, the Grantee's unvested RSUs shall become fully vested and nonforfeitable.

          5. Securities Law Compliance. (a) The Grantee represents and agrees that he or she is acquiring any Shares upon payment of the RSUs for his or her own account and not with the intention of reselling or distributing the Shares, except as permitted under this Agreement and any applicable federal and state securities laws.

          (b) The Company shall have the right to take any actions it may deem necessary or appropriate to ensure that any such issuance of Shares complies with applicable federal and state securities laws.

          6. Nontransferability of Benefits. Any RSUs are not subject to the claims of Grantee's creditors and may not be voluntarily or involuntarily transferred, assigned, alienated, accelerated or encumbered.

          7. Tax Liability. To the extent required by any federal, state or local law, the Grantee shall make such arrangements as may be required or be satisfactory to the Company, in its sole and absolute discretion, for the payment of any tax withholding obligations that arise in connection with the payment of the Shares underlying the RSUs. The Company shall not be required to deliver any Shares under this Agreement until such obligations are satisfied.

          8. Effect on Employment Rights. Nothing in this Agreement shall be construed as giving the Grantee any right to continued employment with the Company or its Affiliates.


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Except as otherwise expressly provided herein, the terms and conditions of the
Grantee's employment with the Company shall remain unchanged.

          9. Severability. If any portion of this Agreement shall be held invalid or illegal for any reason, such event shall not affect or render invalid or unenforceable the remainder of this Agreement.

          10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Grantee, his or her beneficiary and the Company and its successors and assigns.

          11. Notice. Any notice, consent, election or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent, election or demand is to be mailed, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address, or by facsimile with proof of transmission. The date of such mailing or transmission shall be deemed the date of notice, consent, election or demand.

          12. Administration. The Committee shall have full discretionary authority to (a) interpret, construe and administer this Agreement and to delegate all or a part of its duties and responsibilities hereunder, and (b) make all determination as to any rights under the Agreement. The interpretation and construction of this Agreement by the Committee or its delegate, and any action taken hereunder, shall be final, binding and conclusive upon all parties in interest. Neither the Committee nor any director, officer or Grantee of the Company shall, in any event, be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction or administration of this Agreement, so long as such action or omission to act be made in good faith.

          13. Amendment. Except as provided herein, this Agreement may not be amended, altered or modified in a manner materially adverse to the Grantee, except by a written instrument signed by the parties hereto, or their respective successors, and may not be otherwise terminated except as provided herein.

          14. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to its conflicts of laws provisions.


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          IN WITNESS WHEREOF, the Company and the Grantee have executed this
Agreement as of the date first set forth above.

                                        W. P. CAREY & CO. LLC


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                        GRANTEE:

                                        ----------------------------------------
                                        Name:


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